EXHIBIT 99.906CERT

Form N-CSR Item 12(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Prime Rate Reserves (the “Fund”), that:

(a)                  the Semi Annual Report of the Fund on Form N-CSR for the period ended May 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended

(b)                 the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

Eaton Vance Prime Rate Reserves

Date:	July 12, 2007

/s/Dan A. Maalouly
Dan A. Maalouly
Treasurer

Date:	July 12, 2007

/s/Scott H. Page
Scott H. Page
President